Exhibit 99.1

XOMA Reports Full-Year 2022 Financial Results and Provides Update to the Acceleration of its Differentiated Royalty Monetization Strategy

2022 was the first year with cash receipts from a commercial asset since becoming a royalty aggregator

Ebopiprant royalty and milestone license acquisition gives XOMA the potential to earn up to $378 million, net, in milestones plus mid-single digit to low teens royalties, net, from Organon

The Executive Leadership Team additions of Owen Hughes and Brad Sitko bring royalty investment and portfolio management expertise to increase shareholder value from XOMA’s future acquisitions

Royalty portfolio is maturing to the point where XOMA has potential for cash flows from two commercial assets in 2024

EMERYVILLE, Calif. – March 9, 2023 (GLOBE NEWSWIRE) – XOMA Corporation (NASDAQ: XOMA), the Biotech Royalty Aggregator, reported its full year 2022 financial results and provided an operational update on the Company’s actions to accelerate XOMA’s differentiated biotech royalty and milestone acquisition strategy.

“Since joining the Company in January, Brad Sitko and I have continually been impressed by the opportunities in front of XOMA. After having a significant number of royalty and milestone acquisition conversations since January, we are making decisions thoughtfully and rapidly about the opportunities on which we want to transact. We are assessing each potential opportunity with an eye to maximizing shareholder returns,” stated Owen Hughes, Executive Chairman of XOMA.

“With cash receipts from Vabysmo® (faricimab) and Day One’s public comments regarding filing a New Drug Application for tovorafenib in the first half of 2023, XOMA could be reporting incoming cash from two portfolio assets by the end of 2024. Our economic interests in both these assets were acquired within the past two years. In addition, we have learned from our partners’ public statements there also may be three assets entering Phase 3 development in 2023, which would further increase the value of XOMA’s portfolio. Those are just a few examples of the progression within the more than 70 royalty and milestone assets in our portfolio. With the potential incoming cash receipts from commercialized assets and anticipated milestone payments, we have the ability to accelerate our royalty acquisition strategy and continue to grow XOMA’s portfolio,” said Brad Sitko, Chief Investment Officer of XOMA.

Fourth Quarter and Full Year 2022 Financial Results

Revenues for the fourth quarter and year ended December 31, 2022, were $1.5 million and $6.0 million, respectively. For the full year of 2022, XOMA’s reported revenues were related to milestone payments of $2.0 million from Rezolute, $0.8 million from Takeda, $0.8 million from Compugen, and $0.5 million from Sonnet. Revenues in the fourth quarter and year ended December 31, 2021, were $35.9 million and $38.2 million, respectively. For the full year of 2021, XOMA’s reported revenues included milestones of $35.0 million from Novartis, $0.5 million from Compugen, and $0.7 million from Janssen.

The Company’s research and development (R&D) expenses for the quarter and the full year of 2022 were $0.03 million and $0.2 million, respectively, compared to $0.04 million and $0.2 million in the corresponding periods of 2021.

General and administration (G&A) expenses were $7.6 million and $23.2 million for the fourth quarter and year-ended December 31, 2022, respectively. G&A expenses were $5.5 million and $20.5 million for the corresponding periods of 2021. The $2.7 million net increase in 2022, compared with 2021, was primarily due a $2.6 million increase in salaries and related expenses, including the $1.2 million Continuity Incentive accrued in connection with the retirement of Jim Neal, a $0.7 million increase in salaries and wages due to increased headcount and general salary increases, $0.4 million related to bonus payments to Mr. Neal pursuant to his amended employment agreement, and $0.1 million accrued in connection with the employee retention bonus. Additionally, an increase in consulting and legal costs of $2.3 million contributed to the overall increase in 2022. The totality of the increases in 2022 were partially offset by a $2.6 million reduction in stock-based compensation expense for stock options.

In the fourth quarter and full year of 2022, G&A expenses included $1.0 million and $3.6 million, respectively, in non-cash stock-based compensation expense, compared with $1.7 million and $6.2 million for the corresponding periods of 2021. XOMA’s net cash used in operations in the fourth quarter of 2022 was $3.9 million and $12.9 million for the full year of 2022, compared with net cash provided by operations in the fourth quarter of 2021 of $30.7 million and $22.7 million for the full year of 2021.

Net loss for the fourth quarter and year ended December 31, 2022, was $6.0 million and $17.1 million, respectively. Net income for the fourth quarter of 2021 was $29.8 million and $15.8 million for the full year of 2021.

On December 31, 2022, XOMA had cash and cash equivalents of $57.8 million and no debt on its balance sheet. On December 31, 2021, XOMA had cash and restricted cash of $95.4 million. On January 17, 2023, the Company paid cash dividends on the 8.625% Series A Cumulative Perpetual Preferred Stock (Nasdaq: XOMAP) equal to $0.53906 per share and cash dividends on the 8.375%

Series B Cumulative Perpetual Preferred Stock (Nasdaq: XOMAO) equal to $0.52344 per depositary share. In February 2023, XOMA received a cash payment from Roche, representing the second commercial payment from XOMA’s 0.5% commercial interest in the sales of Vabysmo®. The payment will be reflected in the Company’s condensed consolidated balance sheet as of March 31, 2023, as a reduction of short-term royalty and commercial payment receivables.

“The first year’s commercial performance of Vabysmo® has demonstrated the significant impact that even a small percentage of sales from a single multi-billion-dollar product can have on XOMA’s financial outlook. Excluding any additional asset acquisitions, we believe incoming net cash of over $20 million from a combination of milestones that are expected this year together with anticipated royalties should cover our annual base operating and dividend expenses in 2023. Given the nature of our milestone and royalty agreements, we expect cash flows will be uneven on a quarterly basis over the next few years. This reflects the imprecise timing of when milestones occur and assets are commercialized. Looking at 2024, the milestones and royalties we anticipate should continue to contribute significantly towards covering our base operating expenses and dividend obligations,” stated Tom Burns, Chief Financial Officer at XOMA.

About XOMA Corporation

XOMA is a biotechnology royalty aggregator playing a distinctive role in helping biotech companies achieve their goal of improving human health. XOMA acquires the potential future economics associated with pre-commercial therapeutic candidates that have been licensed to pharmaceutical or biotechnology companies. When XOMA acquires the future economics, the seller receives non-dilutive, non-recourse funding they can use to advance their internal drug candidate(s) or for general corporate purposes. The Company has an extensive and growing portfolio with more than 70 assets (asset defined as the right to receive potential future economics associated with the advancement of an underlying therapeutic candidate). For more information about the Company and its portfolio, please visit www.xoma.com.

Forward-Looking Statements/Explanatory Notes

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and amount of potential commercial and milestone payments to XOMA, the potential of XOMA’s portfolio of partnered programs and licensed technologies generating substantial milestone and royalty proceeds over time, XOMA’s business forecast, the potential expansion and accelerated growth of XOMA’s portfolio, and the potential for this portfolio to generate sustained cashflows and positive returns over time. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will”, “would,” “could” or “should,” the negative of these terms or similar expressions. These forward-looking statements are not a guarantee of XOMA’s performance, and you should not place undue reliance on such statements. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry, including those related to the fact that our product candidates subject to out-license agreements are still being developed, and our licensees may require substantial funds to continue development which may not be available; we do not know whether there will be, or will continue to be, a viable market for the products in which we have an ownership or royalty interest; if the therapeutic product candidates to which we have a royalty interest do not receive regulatory approval, our third-party licensees will not be able to market them; and the impact to the global economy as a result of the COVID-19 pandemic. Other potential risks to XOMA meeting these expectations are described in more detail in XOMA’s most recent filing on Form 10-K and in other filings with the Securities and Exchange Commission. Consider such risks carefully when considering XOMA’s prospects. Any forward-looking statement in this press release represents XOMA’s beliefs and assumptions only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by applicable law.

EXPLANATORY NOTE: Any references to “portfolio” in this press release refer strictly to milestone and/or royalty rights associated with a basket of drug products in development. Any references to “assets” in this press release refer strictly to milestone and/or royalty rights associated with individual drug products in development.

As of the date of this press release, all assets in XOMA’s milestone and royalty portfolio, except Vabysmo® (faricimab), are investigational compounds. Efficacy and safety have not been established. There is no guarantee that any of the investigational compounds will become commercially available.

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XOMA Investor Contact	XOMA Media Contact
Juliane Snowden	Kathy Vincent
XOMA Corporation	KV Consulting & Management
+1 646-438-9754	+1 310-403-8951
juliane.snowden@xoma.com	kathy@kathyvincent.com

XOMA CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$57,826	$93,328
Restricted cash	—	2,049
Short-term equity securities	335	774
Trade and other receivables, net	1	209
Short-term royalty and commercial payment receivables	2,366	—
Prepaid expenses and other current assets	725	613

Total current assets	61,253	96,973
Property and equipment, net	7	13
Operating lease right-of-use assets	29	200
Long-term royalty and commercial payment receivables	63,683	69,075
Intangible assets, net	15,150	—
Other assets - long term	260	301

Total assets	$140,382	$166,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$524	$1,072
Accrued and other liabilities	2,918	525
Income taxes payable	—	91
Contingent consideration under RPAs and CPPAs	75	8,075
Operating lease liabilities	34	195
Unearned revenue recognized under units-of-revenue method	1,899	1,641
Preferred stock dividend accrual	1,368	1,368

Total current liabilities	6,818	12,967
Unearned revenue recognized under units-of-revenue method – long-term	9,550	11,685
Long-term operating lease liabilities	—	34

Total liabilities	16,368	24,686

Stockholders’ equity:
Preferred Stock, $0.05 par value, 1,000,000 shares authorized:
8.625% Series A cumulative, perpetual preferred stock, 984,000 shares issued and outstanding at December 31, 2022, and December 31, 2021	49	49
8.375% Series B cumulative, perpetual preferred stock, 1,600 shares issued and outstanding at December 31, 2022, and December 31, 2021	—	—
Convertible preferred stock, 5,003 issued and outstanding at December 31, 2022, and December 31, 2021	—	—
Common stock, $0.0075 par value, 277,333,332 shares authorized, 11,454,025 and 11,315,263 shares issued and outstanding at December 31, 2022, and December 31, 2021, respectively	86	85
Additional paid-in capital	1,306,271	1,307,030
Accumulated deficit	(1,182,392)	(1,165,288)

Total stockholders’ equity	124,014	141,876

Total liabilities and stockholders’ equity	$140,382	$166,562

XOMA CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenues:
Revenue from contracts with customers	$850	$35,424	$4,150	$36,518
Revenue recognized under units-of-revenue method	636	520	1,877	1,642

Total revenues	1,486	35,944	6,027	38,160

Operating expenses:
Research and development	28	42	153	171
General and administrative	7,571	5,537	23,191	20,460
Amortization of intangible assets	97	—	97	—

Total operating expenses	7,696	5,579	23,441	20,631

(Loss) income from operations	(6,210)	30,365	(17,414)	17,529
Other income (expense), net:
Interest expense	—	—	—	(461)
Loss on extinguishment of debt	—	—	—	(300)
Other income (expense), net	219	(430)	295	(879)

(Loss) income before income tax	(5,991)	29,935	(17,119)	15,889
Income tax benefit (expense)	15	(91)	15	(91)

Net (loss) income and comprehensive (loss) income	$(5,976)	$29,844	$(17,104)	$15,798

Net (loss) income and comprehensive (loss) income (attributable to) available to common stockholders, basic	$(7,344)	$19,744	$(22,576)	$7,787

Net (loss) income and comprehensive (loss) income (attributable to) available to common stockholders, diluted	$(7,344)	$20,136	$(22,576)	$7,968

Basic net (loss) income per share (attributable to) available to common stockholders	$(0.64)	$1.75	$(1.98)	$0.69

Diluted net (loss) income per share (attributable to) available to common stockholders	$(0.64)	$1.67	$(1.98)	$0.65

Weighted average shares used in computing basic net (loss) income per share (attributable to) available to common stockholders	11,452	11,313	11,413	11,288

Weighted average shares used in computing diluted net (loss) income per share (attributable to) available to common stockholders	11,452	12,079	11,413	12,192

XOMA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(17,104)	$15,798
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Stock-based compensation expense	3,608	6,195
Common stock contribution to 401(k)	85	90
Depreciation	7	7

Amortization of debt issuance costs, debt discount and final payment on debt	—	200
Loss on extinguishment of debt	—	300
Reduction of contingent NIH refund liability	—	(105)
Non-cash lease expense	170	160
Change in fair value of equity securities	439	919
Amortization of intangible assets	97	—
Changes in assets and liabilities:
Trade and other receivables, net	208	54
Income tax receivable	—	1,526
Prepaid expenses and other assets	(71)	(169)
Accounts payable and accrued liabilities	1,845	765
Income taxes payable	(91)	91
Operating lease liabilities	(195)	(179)
Unearned revenue recognized under units-of-revenue method	(1,877)	(1,642)
Contingent NIH refund liability	—	(1,305)
Other liabilities	—	(27)

Net cash (used in) provided by operating activities	(12,879)	22,678

Cash flows from investing activities:
Payments of consideration under RPAs and CPPAs	(8,000)	(26,500)
Receipts under RPAs and CPPAs	3,026	—
Payment for IP acquired under the ObsEva IP Acquisition Agreement	(15,247)	—

Net cash used in investing activities	(20,221)	(26,500)

Cash flows from financing activities:
Proceeds from issuance of preferred stock	—	40,000
Payment of preferred stock dividends	(5,472)	(3,499)
Payment of preferred and common stock issuance costs	—	(3,385)
Proceeds from exercise of options and other share-based compensation	2,419	1,584
Taxes paid related to net share settlement of equity awards	(1,398)	(488)
Principal payments – debt	—	(4,250)

Net cash (used in) provided by financing activities	(4,451)	12,835

Net (decrease) increase in cash, cash equivalents and restricted cash	(37,551)	9,013
Cash and restricted cash at the beginning of the period	95,377	86,364

Cash, cash equivalents and restricted cash at the end of the period	$57,826	$95,377

Supplemental Cash Flow Information:
Cash paid for taxes	$76	$—
Cash paid for interest	$—	$311
Non-cash investing and financing activities:
Preferred stock dividend accrual	$1,368	$1,368
Accrued transaction costs in connection with ObsEva IP Acquisition	$122	$—